UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2016

DigiPath, Inc.

(Exact name of registrant as specified in charter)

Nevada

(State or other Jurisdiction of Incorporation or Organization)

000-54239	27-3601979
(Commission File Number)	(IRS Employer Identification No.)

6450 Cameron Street, Suite 113
Las Vegas, NV 89118

(Address of Principal Executive Offices and zip code)

(702) 527-2060

(Registrant’s telephone
number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amended and Restated 2012 Stock Incentive Plan

On June 21, 2016, the Board of Directors (the “Board”) of DigiPath, Inc. (the “Company”) amended and restated the Company’s 2012 Stock Incentive Plan (the “Stock Plan”). The amendments to the Stock Plan, among other things, (i) increase the total number of shares of Common Stock which may be subject to awards issued under the Stock Plan from 3,000,000 to 11,500,0000, and (ii) generally update and clarify the terms of the Stock Plan. Below is a brief summary of the terms of the Stock Plan, as amended.

The Stock Plan provides for the granting to the Company’s employees, officers, directors, consultants and advisors of stock options (non-statutory and incentive), restricted stock awards, stock appreciation rights (“SARs”), restricted stock units (“RSUs”) and other performance stock awards. The purpose of the Stock Plan is to secure for the Company and its stockholders the benefits arising from capital stock ownership by eligible participants who are expected to contribute to the Company’s future growth and success. Unless sooner terminated in accordance with its terms, the Stock Plan will terminate on March 5, 2022.

The Stock Plan is administered by the Board, which may delegate any or all of its powers under the plan to a committee it appoints. Subject to the terms of the Stock Plan, the Board (or such committee) has the authority to determine the individuals to whom, and the time or times at which, awards are made, the size of each award, and the other terms and conditions of each award (which need not be identical across participants). The Board also has the authority, subject to the express provisions of the Stock Plan, to construe the respective agreements under the plan, proscribe, amend and rescind rules and regulations relating to the plan, accelerate or extend the dates options may be exercised or accelerate the vesting of other stock awards, and make all other determinations which are in the Board’s judgment necessary or desirable for the administration of the plan. The Board’s construction and interpretation of the terms and provisions of the Stock Plan are final and conclusive.

The Board may at any time, and from time to time, modify or amend the Stock Plan in any respect, provided that no such modification or amendment may adversely affect the rights of a participant under an existing stock award that has been previously granted. The Board may at any time suspend or terminate the Stock Plan, provided that any such suspension or termination shall not adversely affect the rights of a participant under any stock award previously granted while the Stock Plan is in effect except with the consent of the participant.

The foregoing is a summary of the Stock Plan, does not purport to be complete, and is subject to and qualified in its entirety by reference to the text of the Stock Plan and related forms of option agreements, which have been filed as exhibits to this Current Report on Form 8-K.

Appointment of Joseph J. Bianco as Chief Executive Officer

On June 21, 2016, the Board appointed Joseph J. Bianco, one of our directors, to serve as the Company’s Chief Executive Officer. As described further below, Todd Denkin, the Company’s Chief Executive Officer prior to such appointment, now serves as the Company’s President and Chief Operating Officer, and as the President of DigiPath’s wholly-owned subsidiaries, Digipath Labs Inc. and TNM News Corp.

Mr. Bianco, 65, has been a director of the Company since October 2015 and serves as its Chairman. Mr. Bianco has been the Chief Executive Officer of Whyte Lyon & Company, Inc. since 1984. Mr. Bianco also currently serves as Chairman and CEO of Oak Tree Education. He is also a Director and Chairman of SkinScience Labs, Inc. and of XTOL. He is also Chairman of Evergreen Review, Inc., a not-for-profit revival of a literary magazine prominent in the 1960’s and 1970’s. Mr. Bianco graduated from Yale Law School where he was an editor of the Law Journal. He began his career teaching law, joining the faculty of Cardozo law school where he became Associate Dean. He authored two books, “The Law of Corporations” (Foundation Press, University Casebook Series), with Yale Prof. Jan Deutsch, and “The Law of Unmarried Couples” (Dell), as well as several scholarly articles. During this period he also consulted to numerous corporations and investment banks, principally on tax matters.

In connection with his appointment as Chief Executive Officer, Mr. Bianco entered into an Employment Agreement with the Company dated June 21, 2016 (the “Bianco Employment Agreement”). Pursuant to the Bianco Employment Agreement:

●	The term of Mr. Bianco’s employment is for a period of three years commencing June 21, 2016.

●	Mr. Bianco will be paid a base salary of $96,000 per annum and receive a car allowance of $1,250 per month.

●	In the event of the termination of Mr. Bianco’s employment by the Company other than for Cause, or by Mr. Bianco for Good Reason (as such terms are defined in the Bianco Employment Agreement), Mr. Bianco will be entitled to aggregate severance payments equal to 6-months’ of his base salary.

●	Mr. Bianco was awarded a stock option to purchase 4,750,000 shares of the Company’s common stock at an exercise price of $0.20 per share. The option vests immediately as to one-half of the shares, one year from the grant date as to one-quarter of the shares, and two years following the grant date as to the remaining one-quarter of the shares.

●	The letter agreement between Mr. Bianco’s affiliate and the Company pursuant to which Mr. Bianco had provided consulting services to the Company has been terminated.

The foregoing is a summary of the terms of the Bianco Employment Agreement, does not purport to be complete, and is subject to and qualified in its entirety by reference to the text of such agreement, which has been filed as an exhibit to this Current Report on Form 8-K.

Todd Denkin Amended and Restated Employment Agreement

In connection with Mr. Bianco’s appointment as the Company’s Chief Executive Officer, on June 21, 2016, the Company entered into an Amended and Restated Employment Agreement with Todd Denkin (the “Denkin Employment Agreement”), pursuant to which Mr. Denkin will continue to serve as the Company’s President, and in addition as its Chief Operating Officer, and as the President of DigiPath’s wholly-owned subsidiaries, Digipath Labs Inc. and TNM News Corp. In addition, pursuant to the Denkin Employment Agreement:

●	The term of Mr. Denkin’s employment has been extended for a period of three years from June 21, 2016.

●	Mr. Denkin will continue to be paid a base salary of $192,000 per annum, and will receive a car allowance of $750 per month.

●	In the event of the termination of Mr. Denkin’s employment by the Company other than for Cause, or by Mr. Denkin for Good Reason (as such terms are defined in the Denkin Employment Agreement), Mr. Denkin will be entitled to aggregate severance payments equal to 8-months’ of his base salary.

●	Mr. Denkin was awarded a stock option to purchase 2,500,000 shares of the Company’s common stock at an exercise price of $0.20 per share. The option vests immediately as to one-half of the shares, one year from the grant date as to one-quarter of the shares, and two years following the grant date as to the remaining one-quarter of the shares.

The foregoing is a summary of the terms of the Denkin Employment Agreement, does not purport to be complete, and is subject to and qualified in its entirety by reference to the text of such agreement, which has been filed as an exhibit to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 10.1	DigiPath, Inc. Amended and Restated 2012 Stock Incentive Plan

Exhibit 10.2	Form of Stock Option Grant Notice for grants under the Amended and Restated 2012 Stock Incentive Plan

Exhibit 10.3	Form of Option Agreement for grants under the Amended and Restated 2012 Stock Incentive Plan

Exhibit 10.4	Employment Agreement between DigiPath, Inc. and Joseph J. Bianco, dated as of June 21, 2016

Exhibit 10.5	Amended and Restated Employment Agreement between DigiPath, Inc. and Todd Denkin, dated as of June 21, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DigiPath, Inc.

Date: June 27, 2016

By:	/s/ Todd Denkin
Todd Denkin
President and Chief Operating Officer

EXHIBIT INDEX

No.	Description

Exhibit 10.1	DigiPath, Inc. Amended and Restated 2012 Stock Incentive Plan

Exhibit 10.2	Form of Stock Option Grant Notice for grants under the Amended and Restated 2012 Stock Incentive Plan

Exhibit 10.3	Form of Option Agreement for grants under the Amended and Restated 2012 Stock Incentive Plan

Exhibit 10.4	Employment Agreement between DigiPath, Inc. and Joseph J. Bianco, dated as of June 21, 2016

Exhibit 10.5	Amended and Restated Employment Agreement between DigiPath, Inc. and Todd Denkin, dated as of June 21, 2016